UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2012

Platinum Energy Solutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-176566	27-3401355
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employee Identification Number)

2100 West Loop South, Suite 1601

Houston, Texas 77027

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 713-622-7731

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 6, 2012, Platinum Energy Solutions, Inc., a Nevada corporation (the “Company”) and certain of its stockholders entered into, and effected, a Second Amendment (the “Amendment”) to the Stockholders Agreement of the Company dated March 3, 2011, as amended by the First Amendment to Stockholders Agreement, dated as of January 19, 2012, to reflect a decrease in the size of the board of directors of the Company (the “Board”) to five members.

The foregoing description is qualified in its entirety by reference to the Amendment, which will be filed in accordance with SEC rules and regulations.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2012, in connection with the decrease in the size of the Board, Daniel Layton, a director, resigned from the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM ENERGY SOLUTIONS, INC.

Date: March 12, 2012	By:	/s/ Justin Brown
		Name:	Justin Brown
		Title:	Principal Accounting Officer

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